EXHIBIT 16.1
LETTER FROM MALONE & BAILEY PLLC





July 31, 2001



Mr. Jon Baker
Decorize, Inc.
211 S. Union Street, Suite F
Springfield, MO  65802

Dear Mr. Baker:

         This is to confirm that the client-auditor relationship between Decorize, Inc. (f/k/a Guidelocator.com, Inc.) (SEC File Number 333-88083) and Malone & Bailey PLLC has ceased.

Sincerely,


/s/ Malone & Bailey PLLC

Malone & Bailey PLLC


cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 11-3
    450 Fifth Street, N.W.
    Washington, DC 20549